Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            FACTORY 2-U STORES, INC.,
                             a Delaware corporation

         Factory 2-U Stores, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         1.         The name of the Corporation is Factory 2-U Stores, Inc.
The name under which the Corporation was originally incorporated is BMA Life Care Corp. and the original Certificate of Incorporation was filed with the Delaware Secretary of State on March 6, 1987.

         2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

         FIRST:   The name of the Corporation is Factory 2-U Stores, Inc.

         SECOND: The Corporation's registered office in the State of Delaware is located at 2711 Centerville Road, Wilmington, Delaware 19808,
         New Castle County. The registered agent in charge thereof is The Prentice-Hall Corporation System, Inc.

         THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares of Common Stock, par value $.01 per share ("Common Stock"), and Seven Million Five Hundred Thousand (7,500,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

                           The Board of Directors is authorized, subject to the limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each of such series and the qualifications, limitations and restrictions thereof.

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                           The authority of the Board with respect to each
         series shall include, but not be limited to, determination of the following:

                           (a) The number of shares constituting that series and
                  the distinctive designation of that series;

                           (b) The dividend rate on the shares of that series,
                  whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                           (c) Whether that series shall have voting rights, in
                  addition to the voting rights provided by law, and if so, the terms of such voting rights;

                           (d) Whether that series shall have conversion
                  privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                           (e) Whether or not the shares of that series shall be
                  redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           (f) Whether that series shall have a sinking fund for
                  the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           (g) The rights of the shares of that series in the
                  event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, or payment of shares of that series;

                           (h) Any other relative rights, preferences and
                  limitations of that series.

                           Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

                           If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of

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         shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                           All the Preferred Stock of any one series shall be identical with each other in all respects, except that the shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Except as to the particulars fixed by the Board as hereinabove provided or as provided in the description of the series, all Preferred Stock shall otherwise be of equal rank, regardless of series, and shall be identical in all respects.

         FIFTH:    The Board of Directors is authorized and empowered to make, alter, amend and rescind the By-Laws of the Corporation, but By-Laws made by the Board may be altered or repealed, and new By-Laws made, by the stockholders.

         SIXTH:   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                           The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                           The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specially approved in good faith by vote of the stockholders; or

                           The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                           Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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         SEVENTH: INDEMNIFICATION AND INSURANCE:

                           (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                           (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within

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         thirty days after a written claim has been received by the
         Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                           (c) Notwithstanding any limitation to the contrary contained in paragraphs (a) and (b) of this Section, the Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         EIGHTH: Under Section 102(b)(7) of the Delaware General Corporation Law, and other provisions of the Delaware General Corporation Law, no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.


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         Notwithstanding the foregoing sentence, a
         director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         NINTH:   Election of directors need not be by written ballot unless so provided in the By-Laws of the Corporation.

         TENTH:   Except as otherwise required by statute, the books of the
         Corporation may be kept outside the State of Delaware, at such place or places as provided in the By-Laws of the Corporation or from time to time designated by the Board of Directors.

         ELEVENTH:   Any Director or the entire Board of Directors may be
         removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of Directors.


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         4. This Restated Certificate of Incorporation was duly adopted by the board of directors of the Corporation pursuant to Section 245 of the Delaware General Corporation Law and does not amend the Certificate of Incorporation.

         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Douglas C. Felderman, its authorized officer this 21st day of March, 2001.


                                  Factory 2-U Stores, Inc.


                                  By:/s/ Douglas C. Felderman
                                     ---------------------------------------
                                  Name: Douglas C. Felderman

                                  Title:EVP - CFO